Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in each of the following Registration Statements of Gaiam, Inc.  of our report dated March 12, 2009, with respect to the consolidated financial statements and schedule of Gaiam, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2008.

Form	Registration Statement	Description
S-8	333-37700	Gaiam, Inc. Long-Term Incentive Plan Gaiam, Inc. 1999 Employee Stock Purchase

S-8	333-89726	Gaiam, Inc. Long-Term Incentive Plan

S-3	333-147237	Registration Statement

/s/ Ehrhardt Keefe Steiner & Hottman PC
March 12, 2009
Denver, Colorado